EXHIBIT 10.44

WORLD ACCEPTANCE CORPORATION
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
World Acceptance Corporation, a South Carolina corporation (the "Company"), pursuant to its [2011][2008] Stock Option Plan, as amended from time to time (the "Plan"), hereby grants to the non-employee director listed below ("Participant"), the number of shares of Restricted Stock (the "Award" or "Target Award") set forth below. The terms and conditions of the Award are set forth below.

PARTICIPANT:	[ ]
GRANT DATE:	[ ]
TOTAL NUMBER OF SHARES OF RESTRICTED STOCK:	[ ]
VESTING SCHEDULE:	[ ] shares after [ ] [ ] shares after [ ] [ ] shares after [ ]
THIS AGREEMENT, effective as of the Grant Date above, represents the grant of Restricted Stock by the Company to the Participant named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.
Grant of Award. The Company hereby grants to the Participant an award of [ ] shares of the Company’s Stock subject to the restrictions placed thereon pursuant to the terms of this Agreement ("Restricted Shares"), subject to the terms and conditions set forth herein and in the Plan.

2.	Terms of Award.

a.
Escrow of Shares. A certificate representing the Restricted Shares shall be issued in the name of the Participant and shall be escrowed with the Human Resources Department or Chief Financial Officer of the Company (the "Escrow Agent") subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

b.
Vesting. Except as provided in Section 2(c) below, the Participant shall vest in accordance with the vesting schedule provided that the Participant remains a director of the Company through each such anniversary (each a "Vesting Date").

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Director Restricted Stock Award Agreement

Notwithstanding the foregoing, if the Participant’s service as a director is terminated by reason of the Participant’s death, then the Participant’s beneficiary (or if no beneficiary was designated or if no designated beneficiary survives the Participant, then the Participant's estate) shall vest with respect to any and all of the Restricted Shares that have not previously vested. Once vested pursuant to the terms of this Agreement, the Restricted Shares shall be deemed "Vested Shares."

c.
Change in Control. Notwithstanding any provision to the contrary in this Agreement, a Participant shall become fully and immediately vested in the Award in the event of the occurrence of a Change in Control, provided that the Participant remains in continuous service as a director of the Company until the date of the consummation of such Change in Control. In the event of the occurrence of a Change in Control, the Vested Shares will be released within a reasonable time thereafter. For purposes of this Agreement "Change in Control" shall mean the occurrence of any of the following events:

i.
The consummation of (1) a merger, consolidation, statutory share exchange or similar form of transactions involving the (x) Company or (y) any Subsidiary, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable or, or (2) the sale or other disposition of all or substantially all of the assets of the Company (each of the foregoing events in clauses (1) and (2) being hereinafter referred to as a "Reorganization"), in each case, unless immediately following such Reorganization:

a)
all or substantially all of the individuals and entities who were the Beneficial Owners (as defined below) of the securities eligible to vote for the election of the Board (such securities, the "Company Voting Securities") outstanding immediately prior to the consummation of such Reorganization continue to Beneficially Own more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the "Continuing Entity") in substantially the same proportions as their ownership, immediately prior to the consummation of the Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or entity involved in or forming part of such Reorganization other than the Company),

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Director Restricted Stock Award Agreement

b)
no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or entity controlled by the Continuing Entity) Beneficially Owns thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity, and

c)
at least a majority of the members of the board of directors of the Continuing Entity were Incumbent Directors (as defined below) at the time of execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

ii.
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (i) above that does not otherwise constitute a Change in Control;

iii.

a)
any Person acquires Beneficial Ownership of, or acquires voting control over, twenty percent (20%) or more of either the outstanding Stock or the combined voting power of the then outstanding Company Voting Securities, either in a single transaction or in a series of transactions occurring within the twelve-month period ending on the date of the most recent acquisition (such Person, an “Acquiring Person”); provided, however, that for purposes of this paragraph (iii), no Person may become an Acquiring Person on account of any of the following acquisitions of Stock or Company Voting Securities: (1) any acquisition by the Company or any Subsidiary; (2) any acquisition by an underwriter temporarily holding such securities pursuant to an offering of such securities; (3) any acquisition by any employee benefit plan (or related trust) sponsored by or maintained by the Company or any Subsidiary; and (4) any acquisition upon consummation of a transaction described in paragraph (i) above that does not otherwise constitute a Change in Control under the terms of such paragraph (i), and

b)
a majority of the members of the Board are or become individuals who are (1) the Acquiring Person; (2) if the Acquiring Person is a group, members of such group; (3) Affiliates of the Acquiring Person; (4) if the Acquiring Person is a group, Affiliates of members of such group; and/or (5) individuals whose initial assumption of office as a member of the Board occurs as a result of (A) an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of the Acquiring Person or, if the Acquiring Person is a Group, any member(s) of such group or (B) the

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recommendation or request of the Acquiring Person or any member of the Board who is an Affiliate of the Acquiring Person or, if the Acquiring Person is a group, any member of such group (each such Board member, an “Acquiring Person Director”); or

iv.
During any period of twenty-four (24) consecutive months, individuals who were members of the Board at the beginning of such period (the "Incumbent Directors") cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of an entity or Person other than the Board.

For purposes of this definition, the term "Person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, and the terms "Beneficial Owner," "Beneficially Own" and similar variations of such terms shall have the meaning given in Rule 13d-3 under the Exchange Act.
For purposes of this definition, “Affiliate” means (a) any Person directly or indirectly controlling, controlled by or under common control with the Acquiring Person (or any of its members, if the Acquiring Person is a group); (b) any director, officer, member, manager, partner, five percent (5%) owner, attorney, financial or accounting adviser or other agent of the Acquiring Person (or any of its members, if the Acquiring Person is a group) or of any Person described in clause (a); or (c) any director, officer, member, manager, partner, five percent (5%) owner, attorney, financial or accounting adviser or other agent of any Person described in clause (b). For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
The Board shall have full and final authority, in its discretion, to determine whether a Change in Control has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto, provided that the determination as to whether one or more Board members are Acquiring Person Directors shall be made by a majority of members of the Board other than members who are Acquiring Person Directors or whose status as an Acquiring Person Director is in question.

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d.
Termination of Employment. Notwithstanding the terms of any other written agreement between the Company or any of its Subsidiaries and the Participant, in the event of a termination of the Participant’s service as a director of the Company for any reason other than the Participant’s death, all unvested Restricted Shares will be immediately forfeited.

e.
Rights as Shareholder. The Participant shall have all the rights of a shareholder with respect to the Restricted Shares, subject to the restrictions herein, including the right to vote the Restricted Shares and to receive all dividends or other distributions paid or made with respect to the Restricted Shares. Any dividends declared and paid by the Company with respect to the Restricted Shares prior to the date that they become vested (the "Accrued Dividends") shall be paid to the Participant only to the extent that the Restricted Shares become Vested Shares. Any Accrued Dividends with respect to the Restricted Shares shall be forfeited to the extent that the Restricted Shares are forfeited. Accrued Dividends with respect to the Vested Shares shall be paid to the Participant within a reasonable time after the date on which they become vested, without interest thereon, and any subsequent dividends or other distributions (in cash or other property, but excluding extraordinary dividends) that are declared and/or paid with respect to the Vested Shares shall be paid to the Participant on a current basis.

f.
Transferability. None of the Restricted Shares or any rights or interests therein may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in any manner whatsoever, other than by will or by the laws of descent and distribution, until they have vested. The terms of the Plan and this Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Participant.

g.	Legends. Until they become vested, the Restricted Shares shall be subject to the following legend:
"THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN AWARD AGREEMENT DATED [ ] FOR THE WORLD ACCEPTANCE CORPORATION [2011][2008] STOCK OPTION PLAN. ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH AWARD AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT. A COPY OF THE AWARD AGREEMENT MAY BE OBTAINED FROM THE HUMAN RESOURCES DEPARTMENT OR CHIEF FINANCIAL OFFICER OF WORLD ACCEPTANCE CORPORATION."

h.
Removal of Legend. After Restricted Shares become vested, and upon Participant’s request, the Participant shall be entitled to receive a certificate for such Vested Shares with the legend referred to in Section 2(g) removed and the Human Resources Department or Chief Financial Officer of the Company shall deliver to the Participant

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such certificate representing such Vested Shares, free and clear of all restrictions, except for any applicable securities laws restrictions.

i.
Delivery of Forfeited Shares. The Participant authorizes the Human Resources Department or Chief Financial Officer to deliver to the Company any and all Restricted Shares that are forfeited under the provisions of this Agreement. The Participant further authorizes the Company to hold as a general obligation of the Company any Accrued Dividends and to pay the Accrued Dividends to the Participant within a reasonable time after the underlying Restricted Shares become Vested Shares.

3.
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, the employer’s minimum statutory withholding, if any, based upon applicable statutory withholding rates for federal, state, and local taxes, domestic or foreign, including payroll taxes, that are applicable with respect to any taxable event arising as a result of this Agreement. The amount of any such withholding shall be determined by the Company. The Participant may satisfy any such tax withholding obligation by any or a combination of the following means: (i) cash payment; (ii) authorizing the Company to withhold from the Vested Shares otherwise issuable to the Participant the number of Shares having a Fair Market Value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company unencumbered shares of Stock owned by the Participant having a Fair Market Value less than or equal to the amount of the withholding tax obligation; provided, however, that with respect to clauses (ii) and (iii) above, the Committee in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

4.
Adjustments. In the event of a change in capitalization described in Section 5.2(e) of the Plan, other than a dividend or other distribution described in Section 2(e) above, then unless such event or change results in the termination of all the Restricted Shares granted under this Agreement, the Committee shall adjust, in an equitable manner and as provided in the Plan, the number and class of shares underlying the Restricted Shares, the maximum number of shares for which the Award may vest, and the class of Stock as appropriate, to reflect the effect of such event or change in the Company’s capital structure in such a way as to preserve the value of the Award.

5.	Service. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any of its Subsidiaries or affiliated entities.

6.
Company Policies. The Participant agrees that the Award will be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company’s Board or a duly authorized committee thereof, from time to time.

7.
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally or electronically, as appropriate either to the Participant or to the Human Resources Department or Chief Financial Officer of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either

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to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing, or to the Attention: Human Resources Department or Chief Financial Officer, World Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Participant.

8.
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof. Notwithstanding the foregoing, the Committee shall not waive any conditions, goals and restrictions on Restricted Shares intended to qualify as performance-based compensation within the meaning of Code Section 162(m) unless doing so would not cause such award to fail to qualify as performance-based compensation under Code Section 162(m).

9.
Plan Provisions. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

10.
Acknowledgement of Authority. As a condition of receiving this Award, the Participant agrees that the Committee, and to the extent authority is afforded to the Board, the Board, shall have full and final authority to construe and interpret the Plan and this Agreement, and to make all other decisions and determinations as may be required under the terms of the Plan or this Agreement as they may deem necessary or advisable for the administration of the Plan or this Agreement, and that all such interpretations, decisions and determinations shall be final and binding on the Participant, the Company and all other interested persons.

11.
Section 16 Compliance. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Plan, the Restricted Shares, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State of South Carolina without regard to conflict of law principles.

13.
Entire Agreement. The Plan and this Agreement (including any exhibit or schedule hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument.

15.	Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality

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or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the World Acceptance Corporation has executed this Agreement in duplicate on the day of .

WORLD ACCEPTANCE CORPORATION

BY:	_____________________________________________
PRINT NAME:
Its:

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Award Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Award Agreement and the Plan.

BY:	_____________________________________________
PRINT NAME:

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